Exhibit 99.1

                            NOTICE OF FULL REDEMPTION

                                       BY

                                BE AEROSPACE, INC

                                 OF $250,000,000

                      8% SENIOR SUBORDINATED NOTES DUE 2008

                               CUSIP No. 055381AF4

                        Redemption Date: January 11, 2006

         NOTICE IS HEREBY GIVEN that, pursuant to the terms of the Indenture dated as of February 13, 1998 (the "Indenture"), between BE Aerospace, Inc. (the "Company") and The Bank of New York Trust Company NA (formerly United States Trust Company of New York), as trustee (the "Trustee"), under which the 8% Senior Subordinated Notes due 2008 (the "Notes") of the Company were issued, and pursuant to the provisions of the Notes, the Company hereby calls for redemption on January 11, 2006 (the "Redemption Date") all of the outstanding Notes at a redemption price equal to 100.00% of the principal amount of each such Note (the "Redemption Price"). In accordance with the provisions of Section 1106 of the Indenture, prior to the Redemption Date, the Company intends to deposit in trust with The Bank of New York Trust Company NA as Paying Agent (the "Paying Agent"), moneys sufficient in amount to pay the aggregate Redemption Price (together with accrued interest, if any, to the Redemption Date) for all Notes surrendered for redemption.

         On the Redemption Date, the Redemption Price (together with accrued interest, if any, to the Redemption Date) will become due and payable upon the Notes. Interest on the Notes will cease to accrue on and after the Redemption Date, and the only remaining right of the holders of the Notes after the Redemption Date shall be the right to receive payment of such Redemption Price (together with accrued interest, if any, to the Redemption Date) upon presentation and surrender of certificates representing the Notes to the Paying Agent.

         No representation is made as to the correctness or accuracy of the CUSIP numbers listed above.

         Payment of the Redemption Price (together with accrued interest, if any, to the Redemption Date) on the Notes will be made on or after the Redemption Date, upon presentation and surrender of the Note certificates to the Paying Agent at the addresses listed below.

                        By Overnight Courier and By Hand:
                        --------------------------------
                              The Bank of New York
                           Corporate Trust Operations
                            111 Sanders Creek Parkway
                             East Syracuse, NY 13057

         INQUIRIES MAY BE ADDRESSED TO THE OFFICE OF THE CORPORATE SECRETARY OF THE COMPANY (Phone # (561) 791-5000).


DATE: December 12, 2005                                       BE AEROSPACE, INC.